UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On October 31, 2017, Gregg A. Lapointe was appointed to serve on our board of directors until his successor is elected and has qualified, or sooner in the event of his death, resignation or removal.   Mr. Lapointe joins the class of directors whose term expires at the 2018 annual stockholders’ meeting.  Mr. Lapointe was also appointed to serve on the Audit Committee of our board of directors.

As a non-employee director of Rigel, Mr. Lapointe will receive a yearly retainer of $45,000, as well as an additional $12,000 for his service on the Audit Committee.

In addition to the cash compensation referenced in the preceding paragraph, Mr. Lapointe will receive stock option grants under our 2000 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. Option grants under the Directors’ Plan are non-discretionary. Upon the date of his appointment, Mr. Lapointe received an initial grant to purchase 80,000 shares of common stock on the terms and conditions set forth in the Directors’ Plan. In addition, on the day following each annual meeting of stockholders, Mr. Lapointe will automatically receive an annual option to purchase 40,000 shares of common stock, provided that he continues to serve as a non-employee member of our board of directors.  Rigel has also entered into its standard form of indemnification agreement with Mr. Lapointe.

There are no arrangements or understandings between Mr. Lapointe and any other persons pursuant to which he was elected as a member of our board of directors. There are no family relationships between Mr. Lapointe and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer.  Mr. Lapointe is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2017		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary